UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-210018

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-183103

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-173214

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-149558

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-121570

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-71024

UNDER THE SECURITIES ACT OF 1933

JOY GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	39-1566457
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 E. Wisconsin Avenue, Suite 2780

Milwaukee, WI 53202

(Address of Principal Executive Offices) (Zip Code)

(414) 319-8500

(Registrant’s telephone number, including area code)

JOY GLOBAL INC. 2016 OMNIBUS INCENTIVE COMPENSATION PLAN

JOY GLOBAL INC. INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

JOY GLOBAL INC. EMPLOYEE STOCK PURCHASE PLAN

JOY GLOBAL INC. 2007 STOCK INCENTIVE PLAN

JOY GLOBAL INC. 2003 STOCK INCENTIVE PLAN

JOY GLOBAL INC. 2001 STOCK INCENTIVE PLAN

(Full title of the plans)

Ed Bathelt, Esq.

Komatsu America Corp.

1701 Golf Road

Rolling Meadows, IL 60008

(847) 437-5353

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Susan T. Morita, Esq.

Arnold & Porter Kaye Scholer LLP

601 Massachusetts Ave., NW

Washington, DC 20001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) are being filed by Joy Global Inc. (the “Registrant”) to deregister all shares of the Registrant’s common stock, $1.00 par value per share (the “Shares”), remaining unissued under the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”):

•	Registration Statement on Form S-8 (No. 333-210018), pertaining to the registration of 6,325,000 Shares, issuable under the Joy Global Inc. 2016 Omnibus Incentive Compensation Plan, which was filed with the Commission on March 8, 2016.

•	Registration Statement on Form S-8 (No. 333-183103), pertaining to the registration of 1,000,000 Shares, issuable under the Joy Global Inc. International Employee Stock Purchase Plan, which was filed with the Commission on August 6, 2012.

•	Registration Statement on Form S-8 (No. 333-173214), pertaining to the registration of 1,000,000 Shares, issuable under the Joy Global Inc. Employee Stock Purchase Plan, which was filed with the Commission on March 31, 2011.

•	Registration Statement on Form S-8 (No. 333-149558), pertaining to the registration of 10,000,000 Shares, issuable under the Joy Global Inc. 2007 Stock Incentive Plan, which was filed with the Commission on March 5, 2008.

•	Registration Statement on Form S-8 (No. 333-121570), pertaining to the registration of 3,500,000 Shares, issuable under the Joy Global Inc. 2003 Stock Incentive Plan, which was filed with the Commission on December 22, 2004.

•	Registration Statement on Form S-8 (No. 333-71024), pertaining to the registration of 5,556,000 Shares, issuable under the Joy Global Inc. 2001 Stock Incentive Plan, which was filed with the Commission on October 5, 2001.

Pursuant to the Agreement and Plan of Merger, dated as of July 21, 2016 (the “Merger Agreement”), by and among the Registrant, Komatsu America Corp., a Georgia corporation (“Komatsu”), Pine Solutions Inc., a Delaware corporation and wholly owned subsidiary of Komatsu (“Merger Sub”), and (solely for the purposes specified in the Merger Agreement) Komatsu Ltd., a Japanese joint stock company, Komatsu acquired the Registrant pursuant to a merger of Merger Sub with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as a wholly owned subsidiary of Komatsu. The Merger became effective on April 5, 2017.

In connection with the completion of the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all Shares registered under the Registration Statements but not sold under the Registration Statements.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on April 5, 2017.

JOY GLOBAL INC.

By:	/s/ Edmund Bathelt
Name:	Edmund Bathelt
Title:	Executive Vice President and General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements have been below signed by the following persons in the capacities on April 5, 2017.

SIGNATURE	TITLE

/s/ Jeffrey Dawes	President and Chief Executive Officer and Director
Jeffrey Dawes	(principal executive officer)

/s/ Terumi Sasaki	Executive Vice President and Chief Financial Officer and Director
Terumi Sasaki	(principal financial and accounting officer)

/s/ Masayuki Moriyama
Masayuki Moriyama	Director

/s/ Gary Kasbeer
Gary Kasbeer	Director

/s/ Korekiyo Yanagisawa
Korekiyo Yanagisawa	Director

/s/ Yasuji Nishiura
Yasuji Nishiura	Director

EXHIBIT INDEX

Exhibit No.	Exhibit
24.1	Power of Attorney